Exhibit 99.2

CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

For the 3 months ending March 31, 2014 and 2013

	1st Quarter

(in thousands, except per share data)	2014	2013	Change

Operating Revenues
Oil and gas operations	$297,278	$236,331	$60,947
Natural gas distribution	263,900	237,685	26,215

Total operating revenues	561,178	474,016	87,162

Operating Expenses
Cost of gas	128,114	95,442	32,672
Operations and maintenance	155,072	140,712	14,360
Depreciation, depletion and amortization	135,697	105,828	29,869
Taxes, other than income taxes	35,853	28,157	7,696
Accretion expense	1,843	1,687	156

Total operating expenses	456,579	371,826	84,753

Operating Income	104,599	102,190	2,409

Other Income (Expense)
Interest expense	(17,640)	(16,752)	(888)
Other income	1,384	1,734	(350)
Other expense	(54)	(69)	15

Total other expense	(16,310)	(15,087)	(1,223)

Income From Continuing Operations Before Income Taxes	88,289	87,103	1,186
Income tax expense	32,797	32,409	388

Income From Continuing Operations	55,492	54,694	798

Discontinued Operations, net of taxes
Income (loss) from discontinued operations	(1,126)	1,998	(3,124)
Loss on disposal of discontinued operations	(1,050)	-	(1,050)

Income (Loss) From Discontinued Operations	(2,176)	1,998	(4,174)

Net Income	$53,316	$56,692	$(3,376)

Diluted Earnings Per Average Common Share
Continuing operations	$0.76	$0.75	$0.01
Discontinued operations	(0.03)	0.03	(0.06)

Net Income	$0.73	$0.78	$(0.05)

Basic Earnings Per Average Common Share
Continuing operations	$0.76	$0.76	$-
Discontinued operations	(0.03)	0.03	(0.06)

Net Income	$0.73	$0.79	$(0.06)

Diluted Avg. Common Shares Outstanding	73,043	72,288	755

Basic Avg. Common Shares Outstanding	72,628	72,143	485

Dividends Per Common Share	$0.15	$0.145	$0.005

CONSOLIDATED BALANCE SHEETS (UNAUDITED)

As of March 31, 2014 and December 31, 2013

(in thousands)	March 31, 2014	December 31, 2013

ASSETS
Current Assets
Cash and cash equivalents	$35,343	$5,555
Accounts receivable, net of allowance	299,118	257,545
Inventories	36,896	52,330
Regulatory asset	1,283	2,756
Assets held for sale	1,871	51,104
Other	64,518	57,941

Total current assets	439,029	427,231

Property, Plant and Equipment
Oil and gas properties, net	5,231,851	5,087,573
Utility plant, net	888,177	885,509
Other property, net	33,690	30,556

Total property, plant and equipment, net	6,153,718	6,003,638

Other Assets
Regulatory asset	82,570	84,890
Long-term derivative instruments	2,638	5,439
Other	102,435	101,014

Total other assets	187,643	191,343

TOTAL ASSETS	$6,780,390	$6,622,212

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities
Long-term debt due within one year	$60,000	$60,000
Notes payable to banks	575,000	539,000
Accounts payable	300,069	250,756
Regulatory liability	80,698	49,006
Other	194,717	211,131

Total current liabilities	1,210,484	1,109,893

Long-term debt	1,328,442	1,343,464

Deferred Credits and Other Liabilities
Regulatory liability	83,240	94,125
Deferred income taxes	1,037,898	1,013,245
Long-term derivative instruments	1,011	398
Other	208,188	203,068

Total deferred credits and other liabilities	1,330,337	1,310,836

Total Shareholders’ Equity	2,911,127	2,858,019

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$6,780,390	$6,622,212

SELECTED BUSINESS SEGMENT DATA (UNAUDITED)

For the 3 months ending March 31, 2014 and 2013

	1st Quarter

(in thousands, except sales price data)	2014	2013	Change

Oil and Gas Operations (GAAP)
Operating revenues from continuing operations
Natural gas	$51,252	$53,216	$(1,964)
Oil	217,493	161,551	55,942
Natural gas liquids	28,686	21,116	7,570
Other	(153)	448	(601)
Total (GAAP)	$297,278	$236,331	$60,947

Oil and Gas Operations excluding mark-to-market (Non-GAAP)
Operating revenues from continuing operations
Natural gas	$63,756	$57,591	$6,165
Oil	238,957	198,203	40,754
Natural gas liquids	28,399	21,137	7,262
Other	(153)	448	(601)
Total (Non-GAAP)*	$330,959	$277,379	$53,580

Production volumes from continuing operations
Natural gas (MMcf)	14,124	13,818	306
Oil (MBbl)	2,751	2,314	437
Natural gas liquids (MMgal)	37.9	27.6	10.3

Production volumes from continuing operations (MBOE)	6,008	5,273	735
Total production volumes (MBOE)	6,162	5,921	241

Revenue per unit of production excluding effects of non-cash mark-to-market derivative instruments
Natural gas (Mcf)	$4.51	$4.17	$0.34
Oil (barrel)	$86.86	$85.65	$1.21
Natural gas liquids (gallon)	$0.75	$0.77	$(0.02)

Revenue per unit of production excluding effects of all derivative instruments
Natural gas (Mcf)	$4.88	$3.29	$1.59
Oil (barrel)	$92.24	$82.44	$9.80
Natural gas liquids (gallon)	$0.74	$0.68	$0.06

Other data from continuing operations
Lease operating expense (LOE)
LOE and other	$75,012	$75,155	$(143)
Production taxes	19,756	13,763	5,993
Total	$94,768	$88,918	$5,850

Depreciation, depletion and amortization	$124,372	$95,099	$29,273
General and administrative expense	$29,933	$25,948	$3,985
Capital expenditures	$271,696	$285,053	$(13,357)
Exploration expenditures	$12,814	$1,498	$11,316
Operating income	$33,548	$23,181	$10,367

*	Operating revenues excluding mark-to-market losses of $33,681 and $41,048 in first quarter 2014 and 2013, respectively.

Natural Gas Distribution
Operating revenues
Residential	$191,611	$162,739	$28,872
Commercial and industrial	68,992	57,599	11,393
Transportation	18,034	18,240	(206)
Other	(14,737)	(893)	(13,844)
Total	$263,900	$237,685	$26,215
Gas delivery volumes (MMcf)
Residential	13,053	10,382	2,671
Commercial and industrial	5,315	4,207	1,108
Transportation	12,782	12,790	(8)
Total	31,150	27,379	3,771
Other data
Depreciation and amortization	$11,325	$10,729	$596
Capital expenditures	$13,594	$19,697	$(6,103)
Operating income	$72,351	$79,293	$(6,942)

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